Exhibit 2.2

AMENDMENT NO. 7

TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 7 to Agreement and Plan of Merger (this “Amendment”), dated as of August 24, 2015, is made by and among HEYCO Energy Group, Inc., a Delaware corporation (the “Sole Shareholder”), Matador Resources Company, a Texas corporation (“Parent”), and MRC Delaware Resources, LLC, a Texas limited liability company and wholly owned subsidiary of Parent (“MRC Delaware”).
WHEREAS, the Sole Shareholder, Harvey E. Yates Company, a New Mexico corporation (the “Company”), MRC Delaware and Parent entered into that certain Agreement and Plan of Merger, dated as of January 19, 2015, as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger dated as of January 26, 2015, as amended by that certain Amendment No. 2 to the Agreement and Plan of Merger dated as of February 2, 2015, as amended by that certain Amendment No. 3 to the Agreement and Plan of Merger dated as of February 6, 2015, as amended by that certain Amendment No. 4 to the Agreement and Plan of Merger dated as of February 27, 2015, as amended by that certain Amendment No. 5 to the Agreement and Plan of Merger dated as of April 15, 2015 and as amended by that certain Amendment No. 6 to the Agreement and Plan of Merger dated as of July 20, 2015 (as amended, the “Merger Agreement”);
WHEREAS, on February 27, 2015, the transactions contemplated by the Merger Agreement were consummated and the Company merged with and into MRC Delaware;
WHEREAS, pursuant to Section 4.3(a) of the Merger Agreement, Parent delivered to the Sole Shareholder a (i) Pre-Closing Title Defect Notice on or before the Pre-Closing Title Claim Date and (ii) Post-Closing Title Defect Notice on or before the Post-Closing Title Claim Date;
WHEREAS, pursuant to Section 4.3(b)(i) of the Merger Agreement, the Sole Shareholder shall have the right, but not the obligation, to attempt to cure or remove to the reasonable satisfaction of Parent, on or before ninety (90) days after the Post-Closing Title Claim Date (the “Title Cure Date”), any Title Defects of which it has received a Pre-Closing Title Defect Notice or a Post-Closing Title Defect Notice;
WHEREAS, pursuant to Section 13.1 of the Merger Agreement, the parties desire to amend the Merger Agreement in the manner set forth below to extend the Title Cure Date; and
WHEREAS, all capitalized terms used herein without definition shall have the respective meanings given to them in the Merger Agreement;
NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Section 4.3(b)(i) of the Merger Agreement is hereby amended by deleting the words “one hundred and twenty (120) days after the Post-Closing Title Claim Date” from the first sentence thereto and replacing such words with “September 18, 2015.”
2.The parties acknowledge that, except as specifically amended hereby, all terms and conditions of the Merger Agreement remain unchanged and that the Merger Agreement, as amended hereby, is in full force and effect and confirmed in all respects.
3.The following provisions of the Merger Agreement are hereby incorporated into and specifically made applicable to this Amendment (provided, that, in construing such incorporated provisions, any reference to “this Agreement” shall be deemed to refer to this Amendment):
Section 13.1    Amendment and Modification
Section 13.2    Severability
Section 13.6    Counterparts
Section 13.11    Governing Law

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed, all as of the date first written above.

SOLE SHAREHOLDER:

HEYCO ENERGY GROUP, INC.

By:	/s/ George M. Yates
Name:	George M. Yates
Title:	President

PARENT:

MATADOR RESOURCES COMPANY

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President and Chief Financial Officer

MERGER SUBSIDIARY:

MRC DELAWARE RESOURCES, LLC

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President and Chief Financial Officer